STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP


The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform
Limited Partnership Act of the State of Delaware, does hereby certify as follows:  FIRST:  The name of the Limited Partnership is Morgan
 Stanley Managed Futures HV, L.P.
SECOND:  Article 4 of the Certificate of Limited Partnership is amended to l read in full as follows:
	?4.	The address of the principal office of the Partnership is c/o Demeter
Management LLC, 522 Fifth Avenue, 13th Floor, New York, NY 10036.?
THIRD:  Article 5 of the Certificate of Limited Partnership is amended to read in full as follows:
	?5.	The name and mailing and street address of the business of the sole general partner is as follows:
	Name						Street and Mailing Address

	Demeter Management LLC			522 Fifth Avenue, 13th Floor
							New York, New York 10036?



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IN WITNESS WHEREOF, the undersigned has executed this Amendment to the
Certificate of Limited Partnership on this 1st day of June, 2009.

					DEMETER MANAGEMENT LLC
					General Partner


					By:	/s/Walter J. Davis_________________
						Walter J. Davis
						President



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